PROXY STATEMENT PURSUANT TO SECTION 14(a)
                  OF THE SECURITIES EXCHANGE ACT OF 1934



Filed by the Registrant [X]

Check the appropriate box:
[X] Definitive Proxy Statement



                          REPUBLIC NEW YORK CORPORATION
                (Name of Registrant as Specified in its Charter)



Payment of Filing Fee (Check the appropriate box):
[X] No fee required.

                             [GRAPHIC LOGO OMITTED]

                          REPUBLIC NEW YORK CORPORATION
                                452 Fifth Avenue
                            New York, New York 10018


                                                  March 19, 1999



DEAR STOCKHOLDER:

The Directors and Officers of Republic New York Corporation cordially invite you to attend the Annual Meeting of Stockholders of the Corporation to be held on Wednesday, April 21, 1999 at 11:00 A.M., New York time. The meeting will be held at the office of the Corporation at 452 Fifth Avenue, New York, New York. Notice of the Annual Meeting and Proxy Statement are enclosed.

You are urged to promptly vote and deliver your proxy. By voting your proxy now you will not be precluded from attending the meeting. Your proxy is revocable; in the event you find it convenient to attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

For your information, enclosed is the 1998 Annual Report of Republic New York Corporation.

                                                  Very truly yours,


                                                  /s/ WALTER H. WEINER,
                                                  Chairman of the Board

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                             [GRAPHIC LOGO OMITTED]

                          REPUBLIC NEW YORK CORPORATION
                                452 Fifth Avenue
                            New York, New York 10018

                             ----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 April 21, 1999
                             ----------------------

NOTICE IS HEREBY GIVEN THAT, pursuant to the call of the Board of Directors of Republic New York Corporation ("Republic Corporation"), the Annual Meeting of Stockholders of Republic Corporation will be held on Wednesday, April 21, 1999 at 11:00 A.M., New York time, at 452 Fifth Avenue, Borough of Manhattan, City and State of New York, for the purpose of considering and voting upon the following matters described in the attached Proxy
Statement:

         1.   Election of directors;

         2.   Reapproval of the 1994 Performance Based Incentive Compensation
              Plan;

         3.   Approval of selection of auditors; and

         4. Any other business which may properly be brought before the meeting or any adjournment thereof.

The record date and hour for determining stockholders entitled to notice of and to vote at the meeting, including any adjournment thereof, have been fixed as of the close of business on March 4, 1999.

                                           By Order of the Board of Directors,


                                           WILLIAM F. ROSENBLUM, JR.,
                                           Senior Vice President and
                                           Corporate Secretary

March 19, 1999

YOU ARE URGED TO PROMPTLY VOTE AND DELIVER YOUR PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY NEVERTHELESS, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                [GRAPHIC OMITTED]


                          REPUBLIC NEW YORK CORPORATION
                                452 FIFTH AVENUE
                            NEW YORK, NEW YORK 10018

                                -----------------


                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 21, 1999

                                -----------------



This Proxy Statement is furnished to the stockholders of Republic New York Corporation ("Republic Corporation") in connection with the solicitation of proxies by the Board of Directors of Republic Corporation for the Annual Meeting of Stockholders to be held on April 21, 1999.

The record date and hour for determining the stockholders of Republic Corporation entitled to notice of and to vote at the meeting have been fixed as of the close of business on March 4, 1999. At such date, 106,655,085 shares of Republic Corporation Common Stock were outstanding and entitled to vote. Each share of Republic Corporation Common Stock held on the record date entitles the holder thereof to one vote for each director being elected (with no cumulative voting permitted) and to one vote on each other matter. This Proxy Statement and the form of proxy furnished herewith were first sent or given to Republic Corporation stockholders on March 19, 1999.

INFORMATION ABOUT VOTING. Shareholders of record may vote using the toll-free telephone number or the Internet voting site listed on the proxy card or by signing, dating and mailing the proxy card in the postage-paid envelope provided. If your shares of Republic Corporation Common Stock are held by a bank, broker or other nominee, you will receive instructions from them, including possibly instructions on how to vote by telephone or the Internet, which you must follow in order to have your shares voted. When you use the telephone system or Internet voting site, the system verifies that you are a stockholder through the use of a unique Control Number assigned to you. The procedure allows you to instruct the persons named on the enclosed proxy card how to vote your shares and to confirm that your instructions have been properly recorded. Specific directions for using the telephone and Internet voting systems are included on the proxy card. Whichever of these methods you select to transmit your instructions, the persons named on the enclosed proxy card will vote your shares in accordance with those instructions. If you sign a proxy card without giving specific voting instructions, your shares will be voted by the persons named on the proxy card as recommended by the Board of Directors of Republic Corporation.

The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares of Republic Corporation Common Stock are held by a bank, broker or other holder of record, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from your bank or broker are examples of proof of ownership. If you are a beneficial owner of Republic Corporation Common Stock and want to vote your shares in person, you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote at the Annual Meeting.

FOR EMPLOYEES OF REPUBLIC CORPORATION, REPUBLIC BANK AND SUBSIDIARIES. If you are a participant in the Profit Sharing and Savings Plan or the 1998 Long Term Incentive Compensation Plan, you will receive a separate card for all the shares of Republic Corporation Common Stock allocated to your account under each of such Plans that will serve as your voting instructions card for Wachovia Bank N.A. as Plan Trustee for such Plans. Your instructions to the Plan Trustee will be held in strict confidence and will be made available only to the inspectors of election at the Annual Meeting, none of whom is an employee of Republic Corporation or any of its subsidiaries. Pursuant to the terms of such Plans, any shares held by the Plan Trustee as to which it has not received voting instructions by April 14, 1999 will be voted in the same manner, proportionately, as the shares as to which voting instructions have been received.


                              ELECTION OF DIRECTORS

In accordance with the By-Laws of Republic Corporation, the number of directors of Republic Corporation to be elected at the Annual Meeting has been established at twenty. If elected, each nominee will serve until the next Annual Meeting of Stockholders and until the election and qualification of his or her successor. Each of the nominees named below is presently a director of Republic Corporation and, with the exception of Stephen J. Saali, who was elected as a director on December 16, 1998, and Rodney G. Ward, who was elected as a director on October 9, 1998, was elected to such office at last year's Annual Meeting.

A plurality of the votes cast at the meeting is required for the election of directors. Neither abstentions nor broker non-votes have any effect on the election of directors. If any nominee becomes unwilling or unable to accept nomination or election, which is not anticipated, it is intended that the persons acting under the proxy will vote for the election in his or her stead of such other person as the Nominating Committee of the Board of Directors may recommend.

Listed below are the names and ages of the nominees, the year in which each first became a director, their principal occupations for the past five years (including, where applicable, positions with Republic National Bank of New York ("Republic Bank"), Republic Corporation's principal subsidiary) and the number of shares of Republic Corporation's Common Stock beneficially owned by each, as of January 31, 1999.

                             DIRECTOR                                                        BENEFICIAL OWNERSHIP
 NOMINEE AND AGE              SINCE                   PRINCIPAL OCCUPATION                     OF SHARES (1)<F1>
-------------------------   ---------     ---------------------------------------------     --------------------
Cyril S. Dwek                 1974        Vice Chairman of the Board of Republic Bank          129,788 shares
  62 Years                                  and Vice Chairman of Republic
                                            Corporation. Director of Republic Bank.

Ernest Ginsberg               1985        Vice Chairman of the Board of Republic Bank           54,279 shares
  67 Years                                  and Vice Chairman (and General Counsel                (2)<F2>(3)<F3>
                                            until April 1994) of Republic Corporation.
                                            Director of Republic Bank.

Nathan Hasson                 1993        Vice  Chairman of the Board and  Treasurer of         41,851 shares
  53 Years                                  Republic Bank and Vice Chairman of Republic           (2)<F2>(4)<F4>
                                            Corporation. Director of Republic Bank.

Peter Kimmelman               1979        A private investor. Director of Republic Bank.         4,724 shares
  54 Years                                                                                        (5)<F5>

Leonard Lieberman             1990        A private  investor. Director of Republic              1,500 shares
  70 Years                                  Bank. Also, a director of various companies,
                                            including Celestial Seasonings, Inc. and
                                            Sonic Corp.

William C. MacMillen, Jr.     1974        President of William C. MacMillen & Co., Inc.,        13,404 shares
  85 Years                                  an investment firm. Also a director of
                                            Financial Federal Corporation. Director of
                                            Republic Bank.

Peter J. Mansbach             1994        Of counsel to Kronish, Lieb, Weiner & Hellman,         6,200 shares
  61 years                                  attorneys, and director of various companies;
                                            Chairman of the U.S. Group and Member of the
                                            DIRECTOIRE of the European Group of Van Cleef
                                            & Arpels. From June 1994 through December 1997,
                                            Chairman of the Executive Committees of the
                                            Boards of Directors of Republic Corporation
                                            and Republic Bank, and prior thereto, a
                                            partner at Kronish, Lieb, Weiner & Hellman.
                                            Director of Republic Bank.

Martin F. Mertz               1987        Director of Republic Bank. Formerly, Chairman of      15,000 shares
  73 Years                                  the Executive Committee of Republic Bank for
                                            Savings, from May 1990 to January 1996.

James L. Morice               1987        Partner, Mirtz Morice, Inc., a management                660 shares
  61 Years                                  consulting firm. Director of Republic Bank.           (6)<F6>


                                                                                       (TABLE CONTINUED ON NEXT PAGE)

                                       3

                             DIRECTOR                                                        BENEFICIAL OWNERSHIP
 NOMINEE AND AGE              SINCE                   PRINCIPAL OCCUPATION                     OF SHARES (1)<F1>
-------------------------   ---------     ---------------------------------------------     --------------------
E. Daniel Morris              1993        President of Corsair Capital Corporation, a            2,000 shares
  57 Years                                  private investment and real estate development
                                            firm, since 1992. Formerly, Chairman of the
                                            Board of Republic New York Trust Company of
                                            Florida, N.A., a wholly-owned subsidiary of
                                            Republic Corporation, from January 1995 to
                                            April 1996. Also, a Director and Chief
                                            Executive Officer of Republic New York
                                            Securities Corporation, Republic Corpora-
                                            tion's wholley-owned broker-dealer subsidiary,
                                            from April to December 1994. Director, since
                                            1996, of Safra Republic Investments Limited,
                                            an asset management firm based in London,
                                            England and owned jointly by Republic
                                            Corporation and Safra Republic Holdings S.A.

Janet L. Norwood              1992        Senior  Fellow  of  The  Urban  Institute,  a          1,500 shares
  75 years                                  research   organization   in   Washington, D.C.
                                            Director of Republic Bank.

John A. Pancetti              1990        Chairman  of the Board  and  Chief  Executive         80,300 shares
  69 Years                                  Officer of Republic  Bank for Savings from May        (7)<F7>
                                            1990 until January 1996. Vice Chairman of the
                                            Board of Republic Bank from March 1991 until
                                            January 1996, and Vice Chairman of Republic
                                            Corporation from April 1991 until January 1996.
                                            Director of Republic Bank.

Vito S. Portera               1986        Vice  Chairman  of Republic  Corporation  and         20,230 shares
  56 Years                                  Vice  Chairman  of the  Board of  Republic            (2)<F2>(8)<F8>
                                            Bank.  Director  of Republic  Bank.  Also,
                                            Chairman   of  the   Board   of   Republic
                                            International  Bank of New  York  (Miami),
                                            the  Florida-based  Edge Act subsidiary of
                                            Republic Bank.

William P. Rogers             1989        Senior  Partner,  Rogers & Wells,  attorneys,         60,000 shares
  85 Years                                  Director of Republic Bank.

Elias Saal                    1995        Vice Chairman of Republic  Corporation  since         40,800 shares
  46 Years                                  July 1995 and Vice  Chairman  of the Board            (2)<F2>
                                            since   June   1995  of   Republic   Bank.
                                            Chairman of the  Executive  Committees  of
                                            the  Board  of   Directors   of   Republic
                                            Corporation   and   Republic   Bank  since
                                            December  1998.  Executive  Vice President
                                            of  Republic  Bank  prior  to  June  1995.
                                            Director of Republic Bank.

Stephen J. Saali              1998        President  of Republic  Corporation  and Vice          4,836 shares
  34 Years                                  Chairman  of the  Board of  Republic  Bank            (2)<F2>
                                            since December 1998. Prior thereto, served as
                                            an officer of Republic Corporation for more than
                                            five years, most recently as Managing Director.

                                                                                       (TABLE CONTINUED ON NEXT PAGE)
                                       4

                             DIRECTOR                                                        BENEFICIAL OWNERSHIP
 NOMINEE AND AGE              SINCE                   PRINCIPAL OCCUPATION                     OF SHARES (1)<F1>
-------------------------   ---------     ---------------------------------------------     --------------------
Dov C. Schlein                1987        President of Republic  Bank and Vice Chairman         65,640 shares
  51 Years                                  of Republic  Corporation.  Chairman of the            (2)<F2>(9)<F9>
                                            Board - Designate and Chief Executive Officer
                                            - Designate of Republic Corporation and
                                            Republic Bank, subject to election by the Boards
                                            of Directors of Republic Corporation and Republic
                                            Bank. Director of Republic Bank.

Rodney G. Ward                1998        Vice Chairman of the Board of Republic  Bank,            100 shares
  54 Years                                  and Regional  General  Manager of Republic
                                            Bank's operations throughout the Asia Pacific
                                            region, since September 1998. Director of
                                            Republic Corporation since October 1998, and of
                                            Republic Bank since March 1999. Prior thereto,
                                            Regional Chairman - Emerging Europe, Africa and
                                            the Middle East at SBC Warburg in Zurich,
                                            Switzerland from 1997 to 1998, Regional Chairman
                                            - Asia Pacific of SBC Warburg from 1995 to 1997,
                                            and Managing Director and Regional Chairman -
                                            Asia Pacific of S.G. Warburg in 1994.

Walter H. Weiner              1978        Chairman  of the Board  and  Chief  Executive        125,635 shares
  68 Years                                  Officer  of  Republic  Bank  and  Republic            (11)<F11>(12)<F12>
                                            Corporation  (10).  Director  of  Republic
                                            Bank.

George T. Wendler             1997        Vice Chairman  since May 1997 and Chairman of         31,468 shares
  54 Years                                  the Credit Committee of Republic Corporation          (2)<F2>(13)<F13>
                                            since October 1994 and a director and Vice
                                            Chairman of the Board of Republic Bank since
                                            June 1995. Prior thereto, Executive Vice
                                            President of Republic Bank.

-------------

<F1>(1)As of January 31, 1999, no nominee's  ownership of shares of Republic
       Corporation's Common Stock exceeded one percent (1%) of the outstanding shares of such class.
<F2>(2)Includes 3,600 shares for Ernest Ginsberg, 15,600 shares for Nathan
       Hasson, 11,000 shares for Vito S. Portera, 9,800 shares for Elias Saal, 4,686 shares for Stephen J. Saali, 22,500 shares for Dov C. Schlein and 13,250 shares for George T. Wendler which were awarded pursuant to Republic Corporation's 1985 Restricted Stock Plan and 1995 Long Term Incentive Stock Plan or selected pursuant to the 1998 Long Term Incentive Compensation Plan, and which are subject to a substantial risk of forfeiture for various restricted periods, the latest of which expires on January 15, 2010.
<F3>(3)Includes 50,679 shares which Mr. Ginsberg owns jointly with his wife.
<F4>(4)Includes 26,251 shares which Mr. Hasson owns jointly with his wife.
<F5>(5)Includes 674 shares owned by Mr. Kimmelman's wife in which he disclaims any beneficial interest.
<F6>(6)Includes 600 shares which Mr.  Morice owns  jointly  with his wife and
       60 shares owned by Mr. Morice's son, in which 60 shares Mr. Morice disclaims any beneficial interest.
<F7>(7)Includes 80,000 shares which Mr. Pancetti owns jointly with his wife.
<F8>(8)Includes 4,150 shares held by a trust controlled by Mr. Portera.
<F9>(9)Includes  41,690 shares which Mr. Schlein owns jointly with his wife, and 1,450 shares owned by Mr. Schlein's daughter, in which 1,450 shares Mr. Schlein disclaims any beneficial interest.

                                       5

<F10>(10)Mr. Weiner has announced his intention to relinquish the position of
       Chairman of the Board and Chief Executive Officer of Republic
       Corporation at the time of the Annual Meeting.
<F11>(11)Includes 49,480 shares for Walter H. Weiner which were awarded pursuant to Republic Corporation's 1985 Restricted Stock Plan and 1995 Long Term Incentive Stock Plan, and 56,949 shares which were issued pursuant to Republic Corporation's Restricted Stock Election Plan, all of which are subject to a substantial risk of forfeiture until after the termination of Mr. Weiner's employment with Republic Corporation.
<F12>(12)Includes 6,210 shares owned by a Keogh Plan pension trust of which Mr.
       Weiner is the beneficiary and 3,430 shares owned by Mr. Weiner's wife in which he disclaims any beneficial interest.
<F13>(13)Includes 18,218 shares which Mr. Wendler owns jointly with his wife.


As of January 31, 1999, all nominees as a group beneficially owned 699,915 shares of Republic Corporation's Common Stock or approximately .65% of the outstanding shares.

For certain information concerning business relationships and transactions between Republic Corporation, its subsidiaries and affiliates and certain nominees, see "Transactions with Management and Related Persons" below.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. All Forms 3, 4 and 5 were filed in a timely fashion and in compliance with the applicable securities laws and regulatory requirements, with the exception of the Form 3 filed in February 1999 by Stephen J. Saali.



                              DIRECTORS' COMMITTEES

The Board of Directors of Republic Corporation has established Audit, Community Reinvestment Act, Credit Review, Executive, Finance, Human Resources, Investment, Nominating, Public Responsibility and Risk Assessment Committees.

The AUDIT COMMITTEE of the Board of Directors of Republic Corporation, consisting of Peter Kimmelman, Leonard Lieberman, William C. MacMillen, Jr. (Chairman), Peter J. Mansbach, Janet L. Norwood and William P. Rogers, recommends the selection of the independent auditors, reviews the plan for the current year's audit and the results of the prior year's audit, approves the non-audit professional services provided by such auditors, and reviews and supervises the scope and adequacy of Republic Corporation's internal audit and internal accounting controls. No member of the Committee is an officer or employee of Republic Corporation. During 1998, the Audit Committee held seven meetings.

The COMMUNITY REINVESTMENT ACT COMMITTEE, consisting of Richard A. Kraemer (who is not standing for reelection), Martin F. Mertz, James L. Morice (Chairman), John A. Pancetti and Walter H. Weiner, is responsible for, and coordinates at the holding company level, the federal Community Reinvestment Act activities of Republic Bank, including the review and supervision of Republic Corporation's compliance with the Community Reinvestment Act. During 1998, the Community Reinvestment Act Committee held seven meetings.

The CREDIT REVIEW COMMITTEE, consisting of Peter Kimmelman (Chairman), Leonard Lieberman, William C. MacMillen, Jr., E. Daniel Morris, Janet L. Norwood, John A. Pancetti and Walter H. Weiner, reviews and monitors Republic Corporation's Credit Policy Statement, the allowance for credit losses and the net debit cap levels. During 1998, the Credit Review Committee held six meetings.

The EXECUTIVE COMMITTEE, consisting of Peter Kimmelman, William C. MacMillen, Jr., Elias Saal (Chairman), Dov C. Schlein and Walter H. Weiner, meets, when necessary, between meetings of the Board of Directors with the authority to exercise all the powers of the Board of Directors to the extent permitted by law and Republic Corporation's By-Laws. During 1998, the Executive Committee held three meetings and took action ten times by unanimous written consent.

The FINANCE COMMITTEE, consisting of E. Daniel Morris, Thomas F. Robards (who is not standing for reelection), Elias Saal, Dov C. Schlein (Chairman) and Walter H. Weiner, is charged with monitoring the capital adequacy of Republic Corporation and developing and supervising programs to fund the capital requirements of Republic Corporation and its subsidiaries and recommending to the Board of Directors the means necessary to carry out such programs. Pursuant to delegated authority from the Board of Directors, the Finance Committee establishes the price and related terms of certain securities publicly offered by Republic Corporation. During 1998, the Finance Committee did not hold any meetings.

The HUMAN RESOURCES COMMITTEE, composed of three outside directors, Peter Kimmelman, Leonard Lieberman and James L. Morice (Chairman), oversees Republic Corporation's human resources management policies and practices and the compensation and benefits of its officers and employees. The Committee considers and recommends to the Board of Directors compensation plans and benefit programs in which officers and employees of Republic Corporation and its subsidiaries are eligible to participate and administers such plans and programs, with the authority to grant any awards or benefits thereunder. During 1998, the Human Resources Committee held eleven meetings and took action three times by unanimous written consent.

The INVESTMENT COMMITTEE, consisting of Peter Kimmelman, Leonard Lieberman (Chairman), E. Daniel Morris, Peter J. Mansbach, Janet L. Norwood and John A. Pancetti, and Messrs. Hasson and Saal as EX OFFICIO members, authorizes and supervises Republic Corporation's investments in securities and other property. During 1998, the Investment Committee held five meetings.

The NOMINATING COMMITTEE consists of E. Daniel Morris, Dov C. Schlein and Walter H. Weiner (Chairman). Its principal function is to consider and recommend a slate of nominees for election to the Board of Directors each year at the Annual Meeting of Stockholders. Such Committee will consider candidates suggested by stockholders by a letter directed to the Corporate Secretary of Republic Corporation. The Nominating Committee acted by unanimous written consent in March 1999 to recommend the slate of nominees presented to the 1999 Annual Meeting of Stockholders.

The PUBLIC RESPONSIBILITY COMMITTEE consists of Ernest Ginsberg, Leonard Lieberman, William P. Rogers (Chairman) and Walter H. Weiner. This Committee assists Republic Corporation in endeavoring to maintain the highest legal and ethical standards as well as assists in evaluating other aspects of Republic Corporation's activities and proposed activities in relation to its overall public responsibility and public image. During 1998, the Public Responsibility Committee held seven meetings.

The RISK ASSESSMENT COMMITTEE consists of Peter Kimmelman, Leonard Lieberman, William C. MacMillen, Jr., E. Daniel Morris, Janet L. Norwood (Chairwoman) and William P. Rogers, with Messrs. Portera, Saal,

Schlein and Weiner as EX OFFICIO members. The Committee identifies, measures and monitors risk relating to all activities of, and products offered by, Republic Corporation, including evaluating the methodology employed by management in determining the nature of risk inherent in a particular activity or product. During 1998, the Risk Assessment Committee held eight meetings.

During 1998, Republic Corporation's Board of Directors held seven meetings. With the exception of Mr. Morris, each director attended 75 percent or more of the aggregate number of meetings held during 1998 of the Board of Directors of Republic Corporation and the committees thereof, if any, on which he or she served.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                             DIRECTORS' COMPENSATION

Directors of Republic Corporation who are also officers of Republic Corporation or any of its subsidiaries do not receive compensation for their services as directors.

Directors of Republic Corporation, who are not officers of Republic Corporation or any of its subsidiaries and who are not otherwise compensated through additional arrangements with any such entities, are paid as follows: each director who serves as a committee chair receives annual director's fees of $50,000, together with attendance fees of $500 per directors' meeting of Republic Corporation attended, $750 per meeting of a committee of the Board attended at which he or she presides, and $400 per meeting of a committee of the Board attended as a member; other non-officer directors who are not otherwise compensated through additional arrangements with any Republic entities are paid a quarterly retainer of $1,500 to attend directors' meetings of Republic Corporation and $500 for each meeting they attend of the Board and $400 for each meeting they attend of a committee of the Board of which they are a member. Other directors of Republic Corporation, who are not officers of Republic Corporation or any of its subsidiaries and who are otherwise compensated through additional arrangements with any such entities, generally are paid a quarterly retainer of $800 to attend directors' meetings of Republic Corporation and $300 for each meeting they attend of the Board and $250 for each meeting they attend of a committee of the Board of which they are a member.

For the fiscal year ended December 31, 1998, directors of Republic Corporation who were not officers received the above-described directors' fees from Republic Corporation aggregating $394,000.

In lieu of directors' fees, William P. Rogers received an aggregate of $150,000 for the fiscal year ended December 31, 1998 as compensation for serving as a director of Republic Corporation as well as for serving as a director of and a senior consultant to Republic Bank.


                             EXECUTIVE COMPENSATION

HUMAN RESOURCES COMMITTEE REPORT

RESPONSIBILITIES AND COMPOSITION OF THE COMMITTEE. The Human Resources Committee of the Board of Directors of Republic Corporation (the "Committee") reviews and approves the compensation levels for

Republic Corporation's executive officers and oversees and administers Republic Corporation's compensation and benefits programs. All the members of the Committee are independent, non-employee directors who are not eligible to participate in any of the programs that the Committee oversees. The following report describes the actions of the Committee regarding compensation paid to the Chief Executive Officer and the named executive officers for 1998.

COMPENSATION POLICIES AND STRATEGY. The main components of total compensation for Republic Corporation's executive officers are base salary and annual incentive awards. A portion of the annual incentive awards may be awarded in the form of restricted stock or other kinds of deferred or restricted compensation. Republic Corporation has a policy of maintaining base salaries for executive officers at a constant level and using annual incentive awards to reflect each executive officer's contribution to Republic Corporation's performance.

Republic Corporation established its practice of linking executive compensation to corporate performance in 1980, when Walter H. Weiner became Chief Executive Officer. Since that time, Republic Corporation has utilized an overall compensation strategy that provides for the determination of a significant portion of executive officer compensation in relation to Republic Corporation's performance as measured by the increase in its diluted earnings per common share ("earnings per share") for the year over a base year of 1979, adjusted for stock splits. By using this increase in earnings per share as the basis for determining the amount of each executive officer's corporate performance-based bonus, Republic Corporation is giving recognition to the fact that management is shared by the Chief Executive Officer and the other named executive officers as a team and, therefore, the performance of Republic Corporation, as measured by the increase in earnings per share, reflects the joint efforts of the group. This strategy has been incorporated into the awards granted to the Chief Executive Officer and the named executive officers under the 1994 Performance Based Incentive Compensation Plan (the "Performance Based Plan"), discussed below. The Committee believes that an increase in earnings per share is a more accurate measure of executive performance than an increase in cumulative total shareholder return (SEE the stock performance graph on page 12 of this Proxy Statement). Management has a more direct impact on earnings, by being able to increase productivity and control expenses, than it does on shareholder return, which is also subject to changes in market conditions that are beyond management's control.

PERFORMANCE BASED PLAN. As noted above, Republic Corporation's established strategy of linking a significant portion of executive officer compensation to increased productivity and cost control, as measured by the increase in its earnings per share, was incorporated into the Performance Based Plan. The Performance Based Plan was adopted by the Board of Directors and approved by the stockholders in 1994 and complies with Section 162(m) of the Internal Revenue Code governing the deductibility of annual executive officer compensation in excess of $1 million. In addition to adopting the Plan, Republic Corporation has a policy of entering into agreements with its executive officers to defer annual compensation in excess of the $1 million limitation, should it become necessary to do so.

Within the first 90 days of each Plan Year, the Committee considers awards for the Chief Executive Officer and the other executive officers. The Committee determines who will participate in the Plan for the current year, the participant's Base Year (which may not be prior to 1979) and the notional number of shares ("Award Multiple") of Republic Corporation's Common Stock to be used solely for the purpose of calculating the maximum amount payable to each participant ("Award"). Following the completion of the Plan Year, the maximum amount payable to each participant is determined by multiplying (i) the amount by which the earnings per share for the Plan Year (adjusted to eliminate the effect of amounts paid or accrued with respect to any Award) exceeds the earnings per share for the Base Year (adjusted as is necessary to preserve inter-period comparability between earnings per share for the Base Year and the Plan Year for any Award), by (ii) the Award Multiple for each participant.

For 1998, the Committee established different Award Multiples for each participant and set a Base Year of 1979 for each participant. The Committee also added an additional component to the formula for calculating Awards in the form of an "award multiplier" of up to 1.5 by which a participant's notional number of shares would be multiplied to determine the maximum amount payable to each participant. The award multiplier allows the Committee greater flexibility to grant competitive compensation arrangements and to provide further incentives to participants in the Performance Based Plan. The Committee has the discretion to reduce the amount payable pursuant to Awards and to distribute a portion of the final amount payable in the form of restricted stock or other kinds of deferred or restricted compensation. It is possible for the Committee to award the Chief Executive Officer and the other named executive officers compensation in excess of the Plan formula, but the amount of any such excess must be included in the calculation of the $1 million annual limitation on the deductibility of any such officer's compensation.

LONG TERM INCENTIVE COMPENSATION PLAN. The Board of Directors established the 1998 Long Term Incentive Compensation Plan (the "Long Term Incentive Plan") to permit deferred awards of restricted cash compensation to a select group of management and highly compensated employees designated by the Committee. The Committee believes that Long Term Incentive Plan awards, used in conjunction with other performance-based compensation, serves to attract and retain key management personnel who make a material contribution to the successful operation of Republic Corporation and its subsidiaries. Each Long Term Incentive Plan award is deferred for a period of time determined by the Committee and is subject to a substantial risk of forfeiture in the event of termination of employment (for reasons other than death or disability of the participant) prior to the vesting date for the award. During the restricted period, a participant is permitted to invest his or her award in various investment options, including Republic Corporation's Common Stock, provided by the Long Term Incentive Plan.

The bonus payments which the Committee awarded to the named executive officers for 1998 reflected the joint efforts of the group to the extent they were related to their Performance Based Plan awards. Amounts awarded in excess of the Performance Based Plan awards for 1998 were based on the recommendations of the Chief Executive Officer, and in the case of two named executive officers, a portion thereof was distributed in the form of deferred awards under the Long Term Incentive Plan. In the aggregate, the performance-based compensation, including the Long Term Incentive Plan awards, certified for the four named executive officers as a group decreased by approximately 44% as compared with 1997 performance-based compensation. In Republic Corporation's opinion, the pay-outs of compensation for 1998 to the named executive officers are fully deductible.

CHIEF EXECUTIVE OFFICER'S COMPENSATION FOR 1998. Since becoming Chief Executive Officer of Republic Corporation in January 1980, Mr. Weiner's base salary has not increased and his annual bonus has been related to the amount by which the earnings per share for the year exceeds the earnings per share for the base year of 1979, multiplied by an attributed notional amount of shares used solely for the purpose of calculating Mr. Weiner's bonus. This method of determining Mr. Weiner's annual bonus, originally based on certain provisions in his employment agreement (which expired by its terms on December 31, 1989), has been effectively continued through the Performance Based Plan, as described above. For 1998, the

Committee granted Mr. Weiner an award under the Performance Based Plan pursuant to which he was eligible to receive a performance-based bonus determined by multiplying $1.46 (the amount by which the earnings per share for 1998 exceeded the earnings per share in 1979, as adjusted pursuant to the Performance Based
Plan) by 472,500 (the notional amount of shares awarded by the Committee), and further multiplied by 1.5 (the award multiplier applied by the Committee). Mr. Weiner's notional amount of shares is based on the amount that was used in the formula under his original employment agreement and reflects all stock splits since the 1979 base year.

For 1998, taking into account both Republic Corporation's overall performance and Mr. Weiner's individual performance, the Committee awarded Mr. Weiner an annual incentive award of $1,275,000, of which $240,225 was above that calculated pursuant to the Performance Based Plan. The Committee awarded such additional amount for Mr. Weiner's overall performance during his tenure as Chief Executive Officer (which, it has been announced, he will be relinquishing at the Annual Meeting). In total, Mr. Weiner's annual incentive compensation decreased approximately 33% from that awarded for 1997. In Republic Corporation's opinion, all of Mr. Weiner's compensation for 1998 is fully deductible.

CONCLUSION. Through the programs described above, a significant portion of Republic Corporation's executive officer compensation is based on corporate performance and an evaluation of the results of each officer's individual performance. For 1998, over 80% of the total compensation of the Chief Executive Officer and the other named executive officers consisted of these variable performance-related elements. The Committee intends to continue its policy of relating executive compensation to corporate performance as well as to individual performance.

                                             JAMES L. MORICE, CHAIRMAN
                                             PETER KIMMELMAN
                                             LEONARD LIEBERMAN

FIVE-YEAR COMPARATIVE STOCK PERFORMANCE

The following graph compares the cumulative total shareholder return on the Common Stock of Republic Corporation for the last five fiscal years with the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Money Center Bank Index over the same period (assuming the investment of $100 in the Common Stock of Republic Corporation, the S&P 500 and the S&P Money Center Banks on December 31, 1993, and reinvestment of all dividends as indicated below the graph). Note: Given the recent combinations in the banking and financial services industries, management believes that it is more meaningful to focus on the last five-years' performance of Republic Corporation's Common Stock than on such performance over a longer period. Accordingly, the prior years' graph on Republic Corporation's 25-year comparative stock performance has been omitted from this year's Proxy Statement.

[GRAPH - Comparison of Five-Year Cumulative Total Return Among Republic
New York Corporation, S&P 500 Stock Index and S&P Money Center Banks Index - has been omitted. The information set forth in such graph is found in the table "Comparison of Five-Year Cumulative Total Return..." below.]

Comparison of Five-Year Cumulative Total Return
Among Republic New York Corporation, S&P 500 Stock Index and S&P
Money Center Banks Index

   Measurement Period            Republic Corporation                                    S&P Money Center Banks
   (Fiscal Year Covered)         (formerly Republic Bank)         S&P 500 Index         (formerly S&P Banks NYC)
   -----------------------       ------------------------         -------------         ------------------------
   Measurement Point:
         12/31/93                     $   100                       $   100                      $   100

   FYE 12/31/94                           100                           101                           98
   FYE 12/31/95                           140                           139                          159
   FYE 12/31/96                           189                           171                          238
   FYE 12/31/97                           268                           228                          321
   FYE 12/31/98                           218                           293                          332

Sources:
S&P 500, S&P Money Center Banks: Standard & Poor's
RNB: Company Statistics

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and the four other most highly compensated executive officers of Republic Corporation.

                                       ANNUAL COMPENSATION                LONG TERM COMPENSATION
                                       -------------------   -------------------------------------------------

                                                              RESTRICTED                      RESTRICTED           ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR   SALARY($)  BONUS($)   STOCK AWARD($)1<F1>,2<F2>,3<F3> CASH AWARD($)4<F4> COMPENSATION($)5<F5>
-----------------------------   ----   --------   ---------  ------------------------------  -----------------  ----------------
WALTER H. WEINER                1998   220,750    1,275,000              --                          --           4,925
Chairman of the Board and       1997   220,750    1,505,000              --                       400,000         7,763
  Chief Executive Officer of    1996   220,750    1,328,937           471,700                        --           7,763
  Republic Corporation and
  of Republic Bank

DOV C. SCHLEIN                  1998   200,000      945,000              --                       125,000         4,925
Vice Chairman of Republic       1997   200,000    1,550,000              --                       350,000         7,763
  Corporation and President     1996   200,000    1,310,000           462,800                        --           7,763
  of Republic Bank

ELIAS SAAL                      1998   200,000    1,075,000              --                       150,000         4,925
Vice Chairman of Republic       1997   200,000    1,720,000              --                       480,000        84,748
  Corporation and Vice          1996   200,000    1,200,000           436,100                        --         115,676
  Chairman of the Board of
  Republic Bank

CYRIL S. DWEK                   1998   250,000      730,000              --                          --           4,925
Vice Chairman of Republic       1997   250,000    1,150,000              --                          --           7,763
  Corporation and Vice          1996   250,000    1,045,000              --                          --           7,763
  Chairman of the Board of
  Republic Bank

VITO S. PORTERA                 1998   300,000      750,000              --                          --           4,925
Vice Chairman of Republic       1997   300,000    1,150,000              --                       300,000         7,763
  Corporation and Vice          1996   300,000      635,000            222,500                       --           7,763
  Chairman of the Board of
  Republic Bank

--------------

<F1>(1)Awards of restricted stock were not made for performance in 1997 or 1998.
     Awards of restricted stock for performance in 1996 were made on March 27, 1997, pursuant to the terms of Republic Corporation's 1995 Long Term Incentive Stock Plan, to Messrs. Weiner, Schlein, Saal and Portera. A portion of such awards to Messrs. Weiner and Portera constituted part of their Performance Based Plan compensation for 1996. The value of each restricted stock award was calculated by multiplying the closing market price of Republic Corporation's Common Stock on the date of the award by the number of shares awarded.

<F2>(2)As of December 31, 1998, Mr. Weiner owned an aggregate of 105,851 restricted shares (10,600 of which were awarded for 1996 performance), Mr. Schlein owned an aggregate of 35,000 restricted shares (including 10,400 shares awarded for 1996 performance), Mr. Saal owned an aggregate of 9,800 restricted shares (all of which were awarded for 1996 performance) and Mr. Portera owned an aggregate of 21,000 restricted shares (including 5,000 shares awarded for 1996 performance). At December 31, 1998, such shares of restricted stock held by Messrs. Weiner, Schlein, Saal and Portera had an aggregate value of $4,822,836, $1,594,687, $446,513 and $956,813, respectively.

<F3>(3)Pursuant to the terms of Republic Corporation's 1995 Long Term Incentive
     Stock Plan and Restricted Stock Election Plan, participants are entitled to receive all dividends paid on their restricted shares or may be given the option by the Human Resources Committee to elect to receive additional restricted shares in lieu of such dividend payments.

                                            (FOOTNOTES CONTINUED ON NEXT PAGE)

                                       13


(FOOTNOTES CONTINUED FROM PREVIOUS PAGE)

<F4>(4)Awards of restricted cash for performance in 1998 were made on March 2,
     1999 pursuant to the terms of Republic Corporation's 1998 Long Term Incentive Compensation Plan to Mr. Schlein ($125,000) and Mr. Saal ($150,000). Awards of restricted cash for performance in 1997 were made on March 20, 1998 pursuant to the terms of Republic Corporation's 1998 Long Term Incentive Compensation Plan to Mr. Weiner ($400,000), Mr. Schlein ($350,000), Mr. Saal ($480,000) and Mr. Portera ($300,000).

<F5>(5)The compensation reported represents the amount of the annual company allocations under the Profit Sharing and Savings Plan. Each executive officer is fully vested in such amounts under the Plan. In addition, the amounts reported for Mr. Saal represent the value of annual lease payments made by Republic Bank for Mr. Saal's temporary residence in 1997 ($50,400) and 1996 ($90,400).

PENSION PLAN

The following table sets forth the estimated annual benefits payable upon retirement at age 65 in 1999 pursuant to Republic Bank's Retirement Plan (which is a defined benefit plan) in relation to specified classifications of average base salary for the highest paid five consecutive years during the last ten years of employment (excluding bonuses, overtime and other adjustments to base salary) and years of creditable service:

Average Annual Salary
for Five Highest Paid                         YEARS OF SERVICE
Consecutive Years      -------------------------------------------------------
During Last Ten Years     15*<F1>     20*<F1>     25*<F1>     30*<F1>    35*<F1>
---------------------     --          --          --          --         --
$125,000 . . .         $ 29,400    $ 39,190    $ 48,990    $ 58,790   $ 61,920
 150,000 . . .           35,770      47,690      59,620      71,540     75,290
 175,000 **<F2>. .       38,320      51,090      63,870      76,640     80,640
 200,000 **<F2>. .       38,320      51,090      63,870      76,640     80,640
 225,000 **<F2>. .       38,320      51,090      63,870      76,640     80,640
 250,000 **<F2>. .       38,320      51,090      63,870      76,640     80,640
 300,000 **<F2>. .       38,320      51,090      63,870      76,640     80,640
 400,000 **<F2>. .       38,320      51,090      63,870      76,640     80,640
 450,000 **<F2>. .       38,320      51,090      63,870      76,640     80,640
 500,000 **<F2>. .       38,320      51,090      63,870      76,640     80,640
-----------

<F1>*During 1999, the maximum annual benefit as a result of the Tax Reform
     Act of 1986 is $130,000.
<F2>**These figures have been limited by the annual compensation cap of $160,000 in 1999 resulting from the Omnibus Budget and Reconciliation Act of 1993.


The amounts in the foregoing table do not reflect various survivorship options which participants may elect under the Retirement Plan and, depending on the survivorship arrangement chosen, such amounts could be substantially reduced.

The following table presents (a) the credited years of service pursuant to the Retirement Plan and (b) the current remuneration covered by the Plan (I.E., base salary) for each of the five most highly compensated executive officers of Republic Corporation.

                                  Credited Years       Covered By
Name                               of Service          Retirement Plan (1)<F1>
--------------------------------  --------------       -------------------

Walter H. Weiner . . . . . .. .        19                 $220,750
Dov C. Schlein . . . . . . .. . .      22                  200,000
Elias Saal  . . . . . . . .  . . .     16                  200,000
Cyril S. Dwek . . . . . . .  . . .     33                  250,000
Vito S. Portera  . . . . . .. . . .    31                  300,000
--------------------

<F1>(1)Such amounts are subject to an annual compensation cap of $160,000 for
     1999 in accordance with the  Omnibus Budget and Reconciliation Act of 1993.



Benefits under the Retirement Plan are based on the participant's base salary (exclusive of bonuses, expense allowances, profit sharing contributions, fees, overtime and other special payments) and length of employment. The Retirement Plan provides that, in general, the normal benefit to which a participant is entitled at or after age 65 or after completion of at least 30 years of service is an annual amount equal to 1.2% of average annual compensation (as defined) up to covered compensation (as defined) plus 1.7% of average annual compensation in excess of covered compensation, TIMES years of service up to 30, PLUS .5% of average annual compensation times the number of years of service in excess of 30 years of service. For purposes of the Plan, average annual compensation means the participant's average compensation during the participant's highest paid five consecutive years of employment during the participant's last ten years of employment and covered compensation means the average of the Social Security wage bases for the 35 years ending with the participant's Social Security retirement age (which is between ages 65 and 67 depending on the year the participant was born). For example, the covered compensation amount for a participant attaining age 65 in 1999 is $33,060.


EMPLOYMENT AGREEMENTS

Pursuant to an agreement dated December 23, 1997, Walter H. Weiner, a director and Chief Executive Officer of Republic Corporation, has agreed to make his services as a consultant available to Republic Corporation after the date he retires from full-time employment with Republic Corporation (the "Termination Date"). Mr. Weiner has publicly announced his intention to relinquish his positions as Chairman of the Board and Chief Executive Officer of Republic Corporation and Republic Bank at the time of the 1999 Annual Meeting. Pursuant to the terms of this agreement, Mr. Weiner will provide consulting services, on a part-time basis, for a period of three years from the Termination Date. Such services will consist of such advisory services concerning the business, affairs and management of Republic Corporation and its subsidiaries and affiliates as may be requested by the Board of Directors or the new Chief Executive Officer of Republic Corporation. Mr. Weiner will be paid $200,000 per year, plus additional compensation, if any, at Republic Corporation's discretion, for such consulting services, provided he is in compliance with the terms of the non-competition provisions of the agreement. The agreement also defers the vesting of Mr. Weiner's previously awarded shares of restricted stock until after the Termination Date, and makes those shares forfeitable if Mr. Weiner fails to comply with the terms of the non-competition provisions. If not previously vested or forfeited, any remaining shares of restricted stock will vest upon Mr. Weiner's death or disability.

Vito S. Portera, a director and executive officer of Republic Corporation, had an employment agreement with Republic Corporation and Republic Bank dated as of May 27, 1988 (as amended March 7, 1989) which terminated pursuant to its terms on December 31, 1996. The agreement provided, among other things, that Republic Corporation and Republic Bank would buy Mr. Portera's house at any time during the term of the agreement upon Mr. Portera's election. Republic Corporation and Republic Bank have agreed to extend such option beyond December 31, 1996 for so long as Mr. Portera remains in their employ, plus six months after termination of his employment, subject to termination of such option by Republic Corporation and Republic Bank upon twelve months' prior written notice.


                          TRANSACTIONS WITH MANAGEMENT
                               AND RELATED PERSONS

During 1998, certain directors and executive officers of Republic Corporation or persons related to them were customers of, and had transactions with, Republic Corporation and its subsidiaries, including Republic Bank, in the ordinary course of business; additional transactions may be expected to take place in the ordinary course of business in the future. In most cases, all such outstanding loans and commitments were made upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risks of collectibility or present other unfavorable features. In addition, Republic Corporation and Republic Bank carry residential mortgage and cooperative apartment loans made to Mr. Weiner outstanding in the principal amount of $991,785 as of December 31, 1998, and to seven other executive officers (five of whom were also directors of Republic Corporation during 1998), outstanding in the aggregate principal amount of $5,559,234 as of December 31, 1998. Such loans were made at more favorable effective rates, including the waiver of "points", than were available to customers of Republic Bank generally, although no more favorable than the terms available to other employees of Republic Corporation and its subsidiaries who are not executive officers.

Safra Republic Holdings S.A. ("Safra Republic"), a Luxembourg holding company established by Republic Corporation in 1988, owns six European banks; its stock is held, as of December 31, 1998, by Republic Bank (49.1%), by Saban S.A. ("Saban"), a Panamanian corporation wholly-owned by Edmond J. Safra (20.8%), and by international investors (30.1%). Safra Republic and Republic Bank, although independently managed, cooperate closely and have formulated their policies based on certain common principles. Each of Safra Republic's banks and Republic Bank also acts as a principal correspondent bank to each other's respective locations around the world. At December 31, 1998, Safra Republic had total assets of approximately $21.0 billion, total deposits of approximately $16.4 billion and total stockholders' equity of approximately $1.9 billion.

In addition, Republic National Bank of New York (Suisse) S.A. ("RNB Suisse"), the Geneva-based banking subsidiary of Safra Republic and an affiliate of Republic Bank, leases office space in various locations in Geneva, Switzerland for use in its banking business from Edmond J. Safra and several real estate companies owned by Mr. Safra. Such transactions involved aggregate rental payments for 1998 of approximately $9,795,853. The rents pursuant to all such leases are based on independent appraisals of the fair rental value of such properties. Such transactions were conducted in the normal course of business on substantially the same terms as those prevailing for comparable transactions with other persons and do not involve more than the normal risk of collectibility nor present other unfavorable features.

Messrs. Dwek and Weiner, who are directors and executive officers of Republic Corporation and Republic Bank, are also directors of Safra Republic. Accordingly, situations will arise from time to time in which potential conflicts of interest could be present for such persons. In addition, the nature of the businesses of Safra Republic's banks and Republic Bank is such that competing interests among such companies may also arise with respect to, among other things, areas of business in which such companies compete, business dealings among such companies, the election of directors, issuances of capital stock, declaration of dividends and similar corporate matters, corporate opportunities in which such companies have an interest and other matters involving the use of Republic Bank's trade name and trademarks and Republic Bank's legal and regulatory status.

There are no agreements or arrangements that restrict or otherwise govern competition between the two organizations in markets where both are entitled or wish to act, nor is either of them obligated to advise the other of particular business opportunities. All business transactions between Safra Republic's banks and Republic Bank are conducted on an arm's-length basis, and it is their intention to resolve all such conflicts described above consistent with each organization's responsibilities to its stockholders.

As of January 31, 1999, approximately 29.1% of Republic Corporation's Common Stock was beneficially owned, through two wholly-owned corporations, by Edmond
J. Safra. See "Ownership of Voting Securities -- Certain Beneficial Owners" below. Mr. Safra, in addition to being the principal stockholder of Republic Corporation, is Honorary Chairman of the Boards of Directors of Republic Corporation and Republic Bank. Mr. Safra is also Chairman of the Board of Safra Republic and of RNB Suisse. As Chairman of the Board of RNB Suisse, Mr. Safra earned approximately $746,267 during 1998 for services performed for RNB Suisse. The advice of Mr. Safra, as Republic Corporation's principal stockholder, is often sought by Republic Corporation with respect to major policy decisions and other significant matters.

In addition, Republic Corporation and its subsidiaries, principally Republic Bank and its subsidiaries, have a broad range of business relationships with Banco Safra S.A., a Brazilian banking corporation, and its United States national bank subsidiary, Safra National Bank of New York, and Banque Safra-Luxembourg S.A., a Luxembourg banking corporation, all of which are associated through family members with Edmond J. Safra. Such relationships include credit transactions, deposit relationships, foreign exchange dealings, precious metals dealings, and securities clearing transactions and custodial services. Such transactions have been conducted in the normal course of Republic Corporation's business on substantially the same terms as those prevailing for comparable transactions with other customers or suppliers and have not involved more than normal risks of collectibility or any other unfavorable features.

Republic New York (U.K.) Limited, a wholly-owned subsidiary of Republic Bank, has also entered into a number of relationships with Banco Safra S.A. and its subsidiaries as an underwriter or dealer of securities issued by them. Republic New York (U.K.) Limited is also a Joint Lead Manager and Dealer on the U.S.$250,000,000 Global Medium Term Note Program established in December 1996 by Globex Utilidades S.A., a Brazilian corporation in which Mrs. Lily Safra, the wife of Mr. Safra, is a principal stockholder.

                         OWNERSHIP OF VOTING SECURITIES

                            CERTAIN BENEFICIAL OWNERS

Set forth below is certain information as of December 31, 1998 as to the persons who are known by Republic Corporation to own beneficially more than five percent of the outstanding Common Stock of Republic Corporation.

                                         Amount and Nature            Percent
Name and Address                        of Beneficial Ownership      of Class
----------------------------------      -----------------------      --------
Edmond  J.  Safra  . . . . . . . .          30,844,226 (a)<F1>         28.7%
2, Place du Lac
Geneva, Switzerland

Sanford C.  Bernstein & Co., Inc. . . .      9,084,806 (b)<F2>          8.5%
767 Fifth Avenue
New York, NY  10153

Dodge  &  Cox  . . . . . . . . . . . . . .   6,557,658 (c)<F3>          6.1%
One Sansome Street, 35th Floor
San Francisco, CA  94104

---------------

<F1>(a)Mr. Safra is the principal stockholder of Republic Corporation through his ownership of all the outstanding shares of Saban, which owns 30,844,226 shares of Republic Corporation (including 29,786,070 shares through its wholly-owned subsidiary, RNYC Holdings Limited, a Gibraltar bank holding company). Mr. Safra has acquired 200,000 additional shares since December 31, 1998, increasing his ownership to 31,044,226, or approximately 29.1%, as of the date hereof.

<F2>(b)Sanford C. Bernstein & Co., Inc. has filed a Form 13-G reporting its beneficial ownership, as of December 31, 1998, of 9,084,806 shares, over which it had sole dispositive power. As of such date, Bernstein also disclosed that it had sole voting power over 4,510,590 shares, and shared voting power over 1,174,845 shares.

<F3>(c)Dodge & Cox has filed a Form 13-G reporting its beneficial ownership, as of December 31, 1998, of 6,557,658 shares, over which it had sole dispositive power. As of such date, Dodge & Cox also disclosed that it had sole voting power over 5,953,908 shares, and shared voting power over 73,800 shares.

On October 28, 1994, Mr. Safra, through Saban and RNYC Holdings Limited, received approval from the Board of Governors of the Federal Reserve System to acquire up to two million (subsequently increased from the 1.6 million shares remaining at that time to 3.2 million because of a two-for-one stock dividend on June 1, 1998) additional shares of Republic Corporation Common Stock, which approval, as extended, lapses on July 2, 1999, unless further extended. If the remaining 2,934,200 shares of Common Stock covered by the approval were acquired, Mr. Safra would increase his ownership to approximately 31.9% of the Corporation's outstanding Common Stock.

                                   MANAGEMENT

Information concerning the beneficial ownership of Republic Corporation's Common Stock by each director is set forth in the table under "Election of Directors" above. The following table shows, as of January 31, 1999, the beneficial ownership of Republic Corporation's Common Stock by all directors and executive officers of Republic Corporation as a group.

                                           Amount and Nature         Percent
                                        of Beneficial Ownership      of Class
                                        -----------------------      --------
All directors and executive
    officers as a group (28 persons) . . .  998,041 shares             .9%

                                 RESUBMISSION OF
               1994 PERFORMANCE BASED INCENTIVE COMPENSATION PLAN
                                  FOR APPROVAL

        DESCRIPTION OF 1994 PERFORMANCE BASED INCENTIVE COMPENSATION PLAN

THE FOLLOWING DESCRIPTION OF THE PLAN IS A SUMMARY, DOES NOT PURPORT TO BE DETAILED AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PROVISIONS OF THE PLAN ITSELF. A COPY OF THE PLAN IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX A.

GENERAL. The Board of Directors adopted the 1994 Performance Based Incentive Compensation Plan (the "Plan") and first submitted it for the approval of the stockholders of Republic Corporation at the 1994 Annual Meeting. It is being re-submitted at this Annual Meeting in order to meet the requirements of the performance based compensation exclusion of Section 162(m) of the Internal Revenue Code to ensure that Republic Corporation will continue to be allowed a deduction for the payment of awards thereunder. The Plan will be resubmitted to the stockholders for subsequent approvals as may be required by Section 162(m).

The Plan is administered by the Human Resources Committee (the "Committee") of the Board of Directors of Republic Corporation which has the exclusive power to designate recipients of awards, to establish the basis for the amount to be paid pursuant to the awards and to administer the Plan in all other respects. No member of the Committee (see "Directors' Committees" above under "Election of Directors") may be granted an award under the Plan.

CLASS OF PERSONS ELIGIBLE TO RECEIVE AWARDS. The Plan is designed to provide an incentive to officers who serve on the Management Executive Committee of Republic Corporation and are in a position to make a material contribution to the successful operation of Republic Corporation and its subsidiaries. The members of the Management Executive Committee are officers who perform policy-making functions for Republic Corporation and, as such, comprise the group of officers whose compensation is subject to disclosure to the stockholders in accordance with the requirements of the Securities Exchange Act of 1934. At present, there are thirteen persons who are eligible to participate in the Plan. Participants in the Plan are also eligible to participate in Republic Corporation's other incentive compensation and bonus plans.

MATERIAL FEATURES OF PLAN. The Plan provides that, within the first 90 days of each fiscal year of Republic Corporation ("Plan Year"), the Committee shall determine the members of the Management Executive Committee who will participate in the Plan ("Participants") as well as the Base Year (which may not be prior to 1979) and the notional number of shares ("Award Multiple") of Republic Corporation's Common Stock to be used to calculate the amount payable to each Participant ("Award"). No more than one Award may be granted to any Participant for the same Plan Year, but the Base Years and the Award Multiples for Awards to different Participants for the same Plan Year need not be identical.

The amount, if any, to be paid pursuant to any Award granted to any Participant for any Plan Year shall be equal to the LESSER of: (a) the PRODUCT of (i) the excess, if any, of (A) the diluted consolidated net income per share of Republic Corporation's Common Stock ("earnings per share") for the Plan Year (adjusted to eliminate the effect of amounts paid or accrued with respect to any Award) over (B) the earnings per share for the Base Year (adjusted as is necessary to preserve inter-period comparability between earnings per share for each of the Base Year and Plan Year for any Award), MULTIPLIED BY (ii) the Award Multiple for such Award OR (b) 0.7% of the consolidated net income of Republic Corporation and its subsidiaries for such Plan Year.

In the event that the adjusted earnings per share for any Plan Year does not exceed the adjusted earnings per share for the Base Year for any Award, no amount shall be paid pursuant to such Award, which Award shall thereupon terminate. Also, after taking into account a Participant's individual performance during the applicable Plan Year, the Committee may, in its sole discretion, reduce, in whole or in part, the amount otherwise to be paid pursuant to such Participant's Award for such Plan Year.

Following each Plan Year, the Committee shall certify in writing: (i) the adjusted Plan Year earnings per share, (ii) whether such earnings per share exceeds the adjusted Base Year earnings per share for each Award, and (iii) the amount, if any, to be paid pursuant to each Award. Any amount payable shall be paid as soon as practicable following each Plan Year UNLESS, prior to the last day of such Plan Year, the Participant elected to defer the payment of all or any portion of such amount to any later year or years. Deferral elections are subject to such terms as may be agreed upon by each Participant's employer.

If a Participant's employment with Republic Corporation or any of its subsidiaries is terminated prior to the end of a Plan Year by reason of the Participant's death, disability or retirement (in accordance with Republic Corporation's policy), the Participant or the Participant's estate or beneficiary, as the case may be, shall only be entitled to the pro rata portion of the amount that would otherwise have been payable to the Participant pursuant to the terms of his or her Award for that Plan Year. Such pro rata portion shall be based on the number of days in the Plan Year prior to the date the Participant's employment was so terminated relative to the total number of days in the Plan Year. If, however, a Participant's employment with Republic Corporation or any of its subsidiaries is terminated prior to the end of a Plan Year for any reason other than death, disability or retirement (in accordance with Republic Corporation's policy), any amount that would have been otherwise payable to the Participant pursuant to the terms of his or her Award for that Plan Year shall be deemed forfeited.

A Participant's rights and interests under the Plan (including the right to payment of any unpaid Award) may not be assigned or transferred except in the case of the Participant's death to the Participant's designated beneficiary or, in the absence of such designation, by will or the laws of descent and distribution. No award shall be subject to execution, attachment or other process.

AMENDMENT AND TERMINATION. The Board of Directors may amend the Plan from time to time; PROVIDED, HOWEVER, that any amendment that (i) materially changes the formula used to determine the amount to be paid pursuant to Awards (including the maximum amount of any Award that may be granted to a Participant in a single Plan Year), (ii) permits a Base Year prior to 1979, (iii) changes the class of persons eligible to receive awards, or (iv) otherwise requires stockholder approval pursuant to Section 162(m) of the Internal Revenue Code, shall be submitted to the stockholders for approval and, if such approval is not obtained, such amendment shall be null and void. The Board of Directors also has the right to terminate the Plan at any time. No such amendment or termination may affect the rights of a Participant under an outstanding Award without the consent of the Participant.

AWARDS. Awards for the 1998 Plan Year, which are disclosed in the table below, were granted on December 2, 1997 and certified by the Committee on March 2, 1999. The Base Year used to calculate each of the 1998 Plan Year awards was 1979.

                                  PLAN BENEFITS

NAME AND POSITION                   DOLLAR VALUE 1<F1>  NUMBER OF UNITS 2<F2>
--------------------------------    -------------      ----------------
WALTER H. WEINER                    $ 1,034,775           472,500
Chairman of the Board and Chief
Executive Officer of Republic
Corporation and of Republic Bank

DOV C. SCHLEIN                          918,385           419,354
Vice Chairman of Republic
Corporation and President of
Republic Bank

ELIAS SAAL                              876,000           400,000
Vice Chairman of Republic
Corporation and Vice Chairman of
the Board of Republic Bank

CYRIL S. DWEK                           730,000           338,710
Vice Chairman of Republic
Corporation and Vice Chairman of
the Board of Republic Bank

VITO S. PORTERA                         657,000           300,000
Vice Chairman of Republic
Corporation and Vice Chairman of
the Board of Republic Bank

---------------

<F1>(1)The Dollar Values represent the amounts certified for payment to each
       Participant. In the case of Mr. Dwek, such amount was less than the maximum amount payable pursuant to his award grant.

<F2>(2)The Number of Units  represent the Award Multiples approved for each
       Participant for the 1998 Plan Year. The maxi-mum amount of each award was determined by the application of a multiplier of 1.5.

                              STOCKHOLDER APPROVAL

The Board of Directors recommends a vote FOR the re-approval of the 1994 Performance Based Incentive Compensation Plan. In order for the Plan to be approved, a majority of the shares of Common Stock present and voting on the proposal at the meeting must be voted in favor of the proposal. Neither abstentions nor broker non-votes are counted for purposes of determining the number of votes cast. Edmond J. Safra, who owns approximately 29.1% of the outstanding Common Stock (see "Ownership of Voting Securities" above), has indicated his intention to vote his shares in favor of such approval.

                        APPROVAL OF SELECTION OF AUDITORS

The Board of Directors considers it appropriate to submit for approval by the stockholders its selection of KPMG LLP, as auditors of the financial statements of Republic Corporation for the current fiscal year. KPMG LLP, independent certified public accountants, have examined the financial statements of Republic

Corporation since it commenced operations in 1974. Such firm has also examined the financial statements of Republic Bank since 1966.

The appointment of the firm was recommended to the Board of Directors of Republic Corporation by its Audit Committee. No member of the Audit Committee is an officer or employee of Republic Corporation. A representative of the firm will be present at the meeting to make a statement, if he desires to do so, and to respond to appropriate questions by stockholders.

The Board of Directors recommends a vote FOR the approval of the selection of auditors.

                                  MISCELLANEOUS

                                  OTHER MATTERS

As of the date hereof, Republic Corporation has not been informed of any matters to be presented by or on behalf of Republic Corporation or its Board of Directors for action at the meeting other than those listed in the notice of meeting and referred to herein. If any other matters come before the meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                             STOCKHOLDERS' PROPOSALS

Stockholder proposals to be included in Republic Corporation's Proxy Statement for the next Annual Meeting of Stockholders must be received by the Corporate Secretary of Republic Corporation not later than November 20, 1999. Upon receipt of any such proposal, Republic Corporation will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies.

Also, pursuant to Republic Corporation's By-Laws, in order for a stockholder to nominate a candidate for director or raise other business from the floor of the next Annual Meeting of Stockholders, written notice of such nomination or other business proposal must be given to the Corporate Secretary of Republic Corporation not later than December 23, 1999 and not earlier than November 23, 1999. The notice must include the information required by the By-Laws. These advance notice requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Proxy Statement. Notice must be given to the Corporate Secretary of Republic Corporation at its principal executive offices, 452 Fifth Avenue, New York, New York 10018.

Copies of Republic Corporation's By-Laws will be furnished without charge to any stockholder upon written request to the Corporate Secretary.

                             SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by Republic Corporation. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorizations for the execution of proxies. Directors, officers and regular employees of Republic Corporation and Republic Bank may also solicit proxies by such methods without additional remuneration therefor. Republic Corporation will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for expenses in forwarding proxy solicitation material to their principals.

                                     GENERAL

Only stockholders of record at the close of business on March 4, 1999 will be entitled to notice of and to vote at the meeting. Stockholders are urged to mark, date and sign the enclosed form of proxy, solicited on behalf of the Board of Directors, and return it at once in the envelope enclosed for that purpose. Unless instructed otherwise, proxies will be voted for the election of directors, for the approval of the 1994 Performance Based Incentive Compensation Plan and for approval of the selection of auditors. On any such matter generally a vote of a majority of the votes cast on the matter will be required for approval. Broker non-votes and abstentions will not be counted for purposes of determining the number of votes cast. The proxy does not affect the right to vote in person at the meeting and may be revoked prior to its exercise by appropriate notice to the undersigned.

Dated:    March 19, 1999
          New York, New York

                                        By Order of the Board of Directors,

                                        /s/WILLIAM F. ROSENBLUM, JR.,
                                        Senior Vice President and
                                        Corporate Secretary

                                                            APPENDIX A

           AMENDED 1994 PERFORMANCE BASED INCENTIVE COMPENSATION PLAN

                                       OF

                          REPUBLIC NEW YORK CORPORATION

                                AND SUBSIDIARIES

         The purpose of this Plan is to attract and retain the services of officers who serve on the Management Executive Committee of Republic New York Corporation (the "Corporation"), are in policy-making positions with the Corporation or its subsidiaries and, by virtue of their positions, are in a position to make a material contribution to the successful operation of the business of the Corporation and its subsidiaries.

SECTION 1 - DEFINITIONS

         For the purposes hereof, the following terms have the meanings specified or referred to below:

         (a) "Adjusted Base Year Earnings Per Share" means, for any Award, the Earnings Per Share for the Base Year for such Award; provided, that (i) if following such Base Year the outstanding shares of Common Stock shall have been changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares or the like, or dividends payable in shares of Common Stock, the Adjusted Base Year Earnings Per Share shall be proportionately adjusted by the Compensation Committee to reflect any increase or decrease in the number of issued shares of Common Stock that resulted from such change insofar as necessary to preserve inter-period comparability between Earnings Per Share for such Base Year and the Plan Year for which such Award is granted; (ii) the Adjusted Base Year Earnings Per Share shall be adjusted by the Compensation Committee insofar as is necessary or appropriate to preserve inter-period comparability, between Earnings Per Share for each of the Base Year and Plan Year for any Award, in accordance with generally accepted accounting principles (including APB Opinion No. 15, as amended), applicable to the computation of earnings per share; and (iii) in the event of (A) any change subsequent to the Base Year for any Award in the accounting principles or methods applied by the Corporation in the preparation of the consolidated financial statements of the Corporation and its subsidiaries of a character required to be mentioned as an exception in the opinion of the independent accountants with respect to the consistency of accounting principles applied to periods subsequent to such Base Year, or (B) any change in the fiscal year of the Corporation, which change affects the inter-period comparability between Earnings Per Share for each of such Base Year and such Plan Year, the Adjusted Base Year Earnings Per Share shall be adjusted by the Compensation Committee insofar as is necessary or appropriate to preserve such inter-period comparability.

     (b) "Award" means a right, granted by the Compensation Committee pursuant to Section 2.1 for any Plan Year, to participate under this Plan, subject to the terms of this Plan and such grant.

     (c) "Award Multiple" means, for any Award, the number of shares of Common Stock designated by the Compensation Committee pursuant to Section 2.2 solely for use in determining the amount, if any, to be paid pursuant to such Award; provided, that if, after the Award Multiple is so designated, the outstanding shares of Common Stock shall be changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares or the like, or dividends payable in shares of Common Stock (which change is reflected in the consolidated income statement from which Earnings Per Share for the relevant Plan Year is derived), the Award Multiple originally designated by the Compensation Committee shall be proportionately adjusted by the Compensation Committee to reflect any increase or decrease in the number of issued shares of Common Stock that resulted from such change.

     (d) "Base Year" means, for any Award, the fiscal year of the Corporation designated by the Compensation Committee pursuant to Section 2.2.

     (e) "Board" means the Board of Directors of the Corporation.

     (f) "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     (g) "Common Stock" means the Common Stock, par value $5.00 per share, of the Corporation.

     (h) "Compensation Committee" means the Human Resources Committee of the Board.

     (i) "Corporation" has the meaning provided in the preamble to this Plan.

     (j) "Earnings Per Share" for any year means the diluted consolidated net income per share of Common Stock of the Corporation for such year as set forth in the consolidated income statement of the Corporation and its subsidiaries for such year as presented to the Board at the first quarterly meeting for the subsequent year, but adjusted to eliminate the effect of amounts paid or accrued with respect to any Award (i.e., Earnings Per Share shall be determined before taking into account amounts paid or accrued with respect to any Award).

     (k) "Management Executive Committee" means the committee designated by the Board as the Management Executive Committee of the Corporation and which shall consist of such officers of the Corporation as the Board or the Chief Executive Officer may appoint from time to time.

     (l) "Net Income" for any year means the consolidated net income of the Corporation and its subsidiaries for such year as set forth in the consolidated income statement of the Corporation and its subsidiaries for such year as presented to the Board at the first quarterly meeting for the subsequent year.

     (m) "Participants" has the meaning provided in Section 2.1.

     (n) "Plan" means this 1994 Performance Based Incentive Compensation Plan of the Corporation and Subsidiaries.

     (o) "Plan Year" means any fiscal year of the Corporation.


 SECTION 2 - AWARDS

     2.1 Subject to Section 4.1 and this Section 2, the Compensation Committee may grant Awards for any Plan Year to members of the Management Executive Committee ("Participants").

     2.2 The Compensation Committee shall determine, at the time it grants any Award for a Plan Year to a Participant, the Base Year (which may not be prior to 1979) and the Award Multiple for that Award. Promptly following the grant of an Award to a Participant, the Compensation Committee shall give notice (or cause notice to be given) to such Participant of such grant, together with the Base Year and the Award Multiple for such Award. The Base Years and Award Multiples for Awards granted to different Participants for the same Plan Year need not be identical.

     2.3 Awards for any Plan Year may be granted at any time within the first 90 days of such Plan Year. No more than one Award may be granted to any Participant for the same Plan Year.

     2.4 The amount, if any, to be paid pursuant to any Award granted to any Participant for any Plan Year shall be equal to the lesser of

     (a) the product of (i) the excess, if any, of (A) the Earnings Per Share for such Plan Year over (B) the Adjusted Base Year Earnings Per Share for such Award, multiplied by (ii) the Award Multiple for such Award; and

     (b) 0.7% of the Net Income for the Plan Year.

If the Earnings Per Share for a Plan Year do not exceed the Adjusted Base Year Earnings Per share for any Award granted for such Plan Year, no amount shall be paid pursuant to such Award, which shall thereupon terminate. Notwithstanding anything to the contrary contained in this Plan, the Compensation Committee, after taking into account a Participant's individual performance during the applicable Plan Year, may, in its sole discretion, reduce, in whole or in part, the amount otherwise to be paid pursuant to such Participant's Award for such Plan Year.

     2.5 Following each Plan Year, the Compensation Committee shall certify in writing the Earnings Per Share for such Plan Year, whether such Earnings Per Share exceeds the Adjusted Base Year Earnings Per Share for each Award granted for such Plan Year, and the amount, if any, to be paid pursuant to each such Award. Such certification shall be set forth in approved minutes of the Compensation Committee meeting (or written consent in lieu of meeting) in which such certification is made.

     2.6 Payment of the amounts payable pursuant to Awards for each Plan Year (as certified by the Compensation Committee pursuant to Section 2.5) shall be made, as soon as practicable following such Plan Year, by the Corporation or, in the case of any participant employed by a subsidiary of the Corporation (and not the Corporation), by such subsidiary; provided, however, that prior to the last day of a Plan Year for which an Award is granted to a Participant, such participant may elect to defer, subject to such terms as agreed upon by such Participant and his or her employer, the payment of all or any portion of the amounts payable pursuant to such Award to any later year or years. Each payment made pursuant to this Section 2.6 shall be accompanied by a written statement setting forth the amount to be paid and the calculation of such amount pursuant to Section 2.4. If a Participant's payment is deferred in accordance with this
Section 2.6, a written statement setting forth the amount payable pursuant to his or her Award and the calculation of such amount shall be furnished to such Participant at the time such payment would have otherwise been required to be made hereunder.


SECTION 3 - DEATH, TERMINATION OF EMPLOYMENT, ETC.

     Notwithstanding any other provision of this Plan, (i) if a Participant's employment with the Corporation or its subsidiaries is terminated by reason of such Participant's death or disability, or due to such Participant's retirement in accordance with Corporation policy, such Participant or such Participant's estate or beneficiary, as the case may be, shall be entitled only to be paid, in the case of any Award granted to such Participant for the Plan Year during which such Participant's employment was so terminated, the pro rata portion of the amount that would otherwise have been payable to such Participant pursuant to
Section 2 (based on the number of days in such Plan Year prior to the date on which such Participant's employment was so terminated relative to the total number of days in such Plan Year), and the balance of the amount that would otherwise have been so payable to such Participant shall be deemed forfeited to the Corporation, and (ii) if, prior to the end of any Plan Year, a Participant's employment with the Corporation and its subsidiaries is terminated for any reason (other than by reason of death, disability or retirement as heretofore provided), no payment shall be made pursuant to any Award granted to such Participant for such Plan Year (and the amount that would otherwise have been payable to such Participant pursuant to Section 2 shall be deemed forfeited to the Corporation).

SECTION 4 - ADMINISTRATION

     4.1 This Plan shall be administered by the Compensation Committee, as it may be composed from time to time. No member of the Compensation Committee may be granted an Award under this Plan.

     4.2 Within the limits of the express provisions of this Plan, the Compensation Committee shall have the authority, in its sole discretion, (i) to determine the time or times at which, and the Participants to whom, Awards may be granted, together with the Base Year and Award Multiple for each such Award (which need not be identical for each Participant), (ii) to interpret this Plan or any Award granted under this Plan, and (iii) to establish, adopt, amend or rescind such rules or regulations relating to this Plan and make all other determinations and take all other actions as the Compensation Committee may deem necessary or advisable for the administration of this Plan.

     4.3 The determinations of the Compensation Committee under this Plan, including without limitation as to the matters referred to in Section 2 and this
Section 4, shall be final and binding on all Participants.


SECTION 5 - EFFECTIVE DATE; AMENDMENT OR TERMINATION

     5.1 This Plan shall become effective for the 1994 Plan Year provided that the holders of Common Stock approve this Plan at the next annual or special meeting after adoption of this Plan by the Board, and if such approval is not obtained, this Plan shall be null and void. This Plan shall be resubmitted from time to time for subsequent approvals by the holders of Common Stock as may be required by Section 162(m) of the Code.

     5.2 The Board may at any time and from time to time terminate, modify or amend this Plan in any respect; provided, however, that any amendment that (i) materially changes the formula provided in Section 2.4 for purposes of determining the amount to be paid pursuant to Awards (including the maximum amount of any Award or Awards that may be granted to a Participant in a single Plan Year), (ii) permits a Base Year prior to 1979, (iii) changes the class of persons eligible to receive Awards, or (iv) otherwise requires stockholder approval pursuant to Section 162(m) of the Code, shall be submitted to the holders of Common Stock for approval at the next annual or special meeting after adoption of such amendment by the Board, and if such approval is not obtained, such amendment shall be null and void. No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award without the consent of the Participant.

SECTION 6 - WITHHOLDING OF TAXES

     The Corporation shall have the right to deduct from the payment of all Awards any federal, state or local taxes required by law to be withheld with respect to such Awards.


SECTION 7 - FUNDING OF PLAN

     This Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award.


SECTION 8 - TRANSFERABILITY OF AWARDS

     A Participant's rights and interests under this Plan (including the right to payment of any unpaid Award) may not be assigned or transferred except, in the case of a Participant's death, subject to Section 3, to such Participant's designated beneficiary as provided to the Compensation Committee in accordance with such procedures as it may determine from time to time hereafter, or in the absence of such designation, by will or the laws of descent and distribution. No Award shall be subject to execution, attachment or other process.


SECTION 9 - MISCELLANEOUS

     9.1 Nothing contained in this Plan or any written instrument evidencing any Award granted under this Plan shall be deemed to confer upon any Participant to whom an Award is or may be granted hereunder any right to remain in the employ of the Corporation or any of its subsidiaries or any right to be granted an Award (or be eligible therefor) in any subsequent Plan Year.

     9.2 Except in the case of the Executive Supplemental Disability Plan, no Award shall be taken into account in determining a Participant's compensation for the purposes of any group life insurance or other employee benefit plan of the Corporation or its subsidiaries.

     9.3 This Plan shall not be deemed an exclusive method of providing incentive compensation for the officers of the Corporation, nor shall it preclude the Committee or the Board from authorizing or approving other forms of incentive compensation.

     9.4 All expenses and costs in connection with the operation of this Plan shall be borne by the Corporation or the relevant subsidiary of the Corporation.

                                                                INSERT


              [GRAPHIC LOGO OMITTED] Republic New York Corporation

Two new ways to vote . . .

                                Vote by Telephone

It's fast, convenient, and your vote is immediately confirmed and posted.


Using a touch-tone phone, call 1-800-PROXIES.

                         Just follow these 4 easy steps:

1.   Read the accompanying Proxy Statement and voting instruction form.

2.   Call 1-800-PROXIES (1-800-776-9437).

3.   Enter your 11 digit Control Number located on your voting instruction form.

4.   Follow the simple recorded instructions.


                             Your vote is important!
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                                Vote by Internet

It's fast, convenient, and your vote is immediately confirmed and posted Do not return Voting Form if you are voting by telephone or Internet. and you can get all future materials by Internet.

                                WWW.VOTEPROXY.COM

                         Just follow these 4 easy steps:

1.   Read the accompanying Proxy Statement and voting instruction form.

2.   Go to website WWW.VOTEPROXY.COM.

3.   Enter your 11 digit Control Number located on your voting instruction form.

4.   Follow the simple instructions.


                             Your vote is important!
                       Go to the website 24 hours a day.


     Do not return Voting Form if you are voting by telephone or Internet.

                                                                 [Front Side]

                          REPUBLIC NEW YORK CORPORATION
                                      PROXY
                         Annual Meeting of Stockholders
                                 April 21, 1999

           This Proxy is solicited on behalf of the Board of Directors


The undersigned hereby appoints, jointly and severally, Peter Kimmelman, William C. MacMillen, Jr., and James L. Morice, each with the power to appoint his substitute, and hereby authorizes them to vote all shares of Republic New York Corporation Common Stock that the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Corporation to be held at 452 Fifth Avenue, City and State of New York, on April 21, 1999, at 11:00 A.M., or any adjournment thereof, in accordance with the instructions on the reverse side hereof and in their discretion upon such other business as may properly come before the meeting.

Unless instructions are given on the reverse side, this Proxy will be voted FOR the election of nominees for director, FOR Item 2 listed on the reverse side hereof and FOR Item 3 listed on the reverse side hereof. With respect to matters as to which discretionary authority is granted above, this Proxy will be voted in accordance with the best judgment of the proxies hereinabove appointed.

PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE HEREOF AND RETURN IT PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND.




                                   (Continued and to be signed on other side)

                                                                  [Back Side]

PLEASE MARK YOUR CHOICE ON ITEMS 1 AND 2 LIKE THIS [CHECK] IN BLUE OR BLACK INK.

-------------------------                        --------------------
    ACCOUNT NUMBER                                     COMMON

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN ITEM 1.

Item 1--Election of the following nominees as Directors:
        C. Dwek, E. Ginsberg, N. Hasson, P. Kimmelman, L. Lieberman,
        W. MacMillen, P. Mansbach, M. Mertz, J. Morice, E. Daniel Morris,
        J. Norwood, J. Pancetti, V. Portera, W. Rogers, E. Saal, S. Saali,
        D. Schlein, R. Ward, W. Weiner, G. Wendler.

    FOR           WITHHOLD       Withhold for the following only:  (Write the
    ALL           FOR ALL        name of the nominee(s) in the space below)
  NOMINEES        NOMINEES
    [ ]             [ ]          ---------------------------------------


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 2.

Item 2--   Reapproval of the 1994 Performance Based Incentive
             Compensation Plan.

    For          Against         Abstain
    [ ]            [ ]             [ ]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 3.

Item 3--   Approval of selection of auditors.

    For          Against         Abstain
    [ ]            [ ]             [ ]


I PLAN TO ATTEND MEETING
          [ ]


RECEIPT IS HEREBY ACKNOWLEDGED OF THE REPUBLIC NEW YORK CORPORATION NOTICE OF MEETING AND PROXY STATEMENT.


Signature(s)____________________________________     Date  ____________, 1999

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. IF SIGNER IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.